Exhibit 99.1

Regado Biosciences Announces $20 Million Private Placement

Basking Ridge, N.J. – Jan. 31, 2014 — Regado Biosciences, Inc. (Nasdaq: RGDO), a biopharmaceutical company focused on the late-stage clinical development of its first-in-class, actively controllable antithrombotic drug system, REG1, today announced that it has entered into a definitive agreement to sell $20 million of its common stock in a private placement to new and existing investors. Under the agreement, the investors will purchase an aggregate of 4 million shares of common stock at a purchase price of $5.00 per share. The net proceeds of the offering are expected to be used for general corporate and working capital purposes, including the ongoing Phase 3 REGULATE-PCI clinical trial. The company believes that the expected net proceeds of this offering, together with its existing working capital, will be sufficient to fund the REGULATE-PCI trial through the second interim analysis, which is expected to occur by the end of the third quarter of 2014.

Cowen and Company acted as the lead placement agent for the offering, and BMO Capital Markets acted as co-placement agent. The offering is expected to close on Feb. 5, 2014, subject to customary closing conditions.

The common stock being sold in the offering has not been registered under the Securities Act of 1933, as amended (the Act), or state securities laws, and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc., is a biopharmaceutical company focused on the development of novel, first-in-class, actively controllable antithrombotic drug systems for acute and sub-acute cardiovascular indications. Regado is pioneering the development of two-component drug systems consisting of a therapeutic aptamer and its specific active control agent. The company’s lead product candidate, REG1, is a two-component system consisting of pegnivacogin, an anticoagulant aptamer specifically targeting coagulation Factor IXa, and its complementary oligonucleotide active control agent, anivamersen. REG1 is currently being evaluated in the REGULATE-PCI trial, a worldwide Phase 3 study enrolling 13,200 patients with acute coronary syndromes (ACS) undergoing percutaneous coronary intervention (PCI), a hospital-based procedure used to mechanically open or widen obstructed coronary arteries. Regado’s actively

120 Mountain View Boulevard	1st Floor	Basking Ridge, NJ 07920	www.regadobio.com

controllable product candidates have the potential to improve patient outcomes, enhance the patient experience and reduce overall treatment costs. More information can be found at www.regadobio.com.

For more information on REGULATE-PCI, please visit:

http://www.clinicaltrials.gov/ct2/show/NCT01848106

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful completion of the offering described above, the timing of the REGULATE-PCI trial, and the Company’s ability to achieve the second interim analysis in the REGULATE-PCI trial with the proceeds of the offering and the Company’s existing working capital. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from those projected in forward-looking statements include the “Risk Factors” described in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on Nov. 8, 2013, and in the Company’s other periodic filings with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company has no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

David Schull or Lena Evans

Russo Partners

212-845-4271

212-845-4262

david.schull@russopartnersllc.com

lena.evans@russopartnersllc.com

Investor Relations Contacts:

Tricia Truehart or Chelsea Wheeler

Trout Group

646-378-2953

646-378-2941

regadobio@troutgroup.com

120 Mountain View Boulevard	1st Floor	Basking Ridge, NJ 07920	www.regadobio.com